UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 1, 2018

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On June 6, 2018, Sound Financial Bancorp, Inc. (the "Company") announced that Daphne Kelley was appointed Chief Financial Officer of the Company and Sound Community Bank (the "Bank"), the Company's wholly owned operating subsidiary.  Ms. Kelley is expected to assume her position with the Company and the Bank no later than July 2, 2018, at which time Laurie Stewart, the Company's President, Chief Executive Officer and Interim Chief Financial Officer, will no longer serve as Interim Chief Financial Officer.

Ms. Kelley, age 46, has served since June 2015 as Controller and Senior Vice President of HomeStreet Bank, located in Seattle, Washington, where she oversaw the accounting operations, corporate tax, Sarbanes-Oxley compliance, and SEC reporting and compliance functions.  From August 2007 until June 2015, Ms. Kelley served as a Vice President and Controller at the Federal Home Loan Bank of Seattle responsible for SEC reporting as well as accounting operations, including capital markets, investments, mortgage loans and general accounting. Ms. Kelley's previous experience also includes serving as the Capital Markets Financial Manager at WMC Mortgage, a subsidiary of GE Capital (November 2005 – July 2007), serving in various positions within the SEC and Financial Reporting, Financial Planning and Treasury Accounting departments at Toyota Motor Corporation (November 1998 – November 2005) and as a Senior Auditor in the Financial Services and Insurance Industry Groups at Ernst and Young (October 1995 – November 1998).  Ms. Kelley holds a Bachelor's in Business Science from the University of California, Berkeley, completed a Master's in Business Administration from UCLA's Anderson School of Management and is a Certified Public Accountant.

Ms. Kelley will receive an annual base salary of $230,000 and will be eligible to earn an annual bonus of up to 33% of her annual base salary (pro-rated for 2018) pursuant to the terms of the Bank's annual incentive bonus plan. Ms. Kelley also will be eligible to participate in the Company's long-term incentive plan, retirement plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate.

There are no arrangements or understandings between Ms. Kelley and any other person pursuant to which she was appointed as an executive officer, nor is there a family relationship between any member of the Company's or the Bank's boards of directors or any of its executive officers and Ms. Kelley.  Further, there are no transactions involving Ms. Kelley and the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Kelley's appointment is furnished as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:  The following exhibits are filed herewith:

Exhibit 99.1	Press Release dated June 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	June 6, 2018	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President, CEO and Interim CFO

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